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                                                                       Exhibit 5

                                              _______ __, 1999



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated,
Donaldson, Lufkin & Jenrette Securities Corporation
NationsBanc Montgomery Securities LLC
BancBoston Robertson Stephens
  as Representatives of the several
 Underwriters to be named in the
 within-mentioned Purchase Agreement
c/o Merrill Lynch & Co.
   Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

     Re:    Proposed Public Offering by iXL Enterprises, Inc.
     --     -------------------------------------------------

  Dear Sirs:

      The undersigned, a security holder of iXL Enterprises, Inc., a Delaware corporation (the "Company") or one of its Subsidiaries (as such term is defined in the Purchase Agreement (as defined herein)), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Donaldson, Lufkin & Jenrette Securities Corporation, NationsBanc Montgomery Securities LLC and BancBoston Robertson Stephens propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering shares (the "Securities") of the Company's common stock, par value $.01 per share (the"Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a security holder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 180 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer to sell, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any
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MERRILL LYNCH & CO.                -2-         ---------------- ----, 1999


option or contract to sell, grant any option, right or warrant for the sale of, or securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file or cause to be filed any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

      The foregoing paragraph shall not apply to (a) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the public offering provided for in the Purchase Agreement or (b) transfers of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to a member of the undersigned's immediate family or to a trust of which the undersigned or an immediate family member is the beneficiary (either one a "Transferee") provided that upon any such transfer, the Transferee shall sign a letter substantially similar to this letter agreement agreeing not to sell, grant any option to purchase, or otherwise transfer or dispose of any such Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for the remainder of the above-referenced 180-day period.

      The undersigned agrees that the provisions of this Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned and that any registration rights with respect to the offering of Securities contemplated by the Purchase Agreement have been hereby waived.

                           Very truly yours,

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                           Signature:
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                           Print Name:
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